UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 24, 2009

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

1-32944	PPL Energy Supply, LLC (Exact name of Registrant as specified in its charter) (Delaware) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-3074920

1-905	PPL Electric Utilities Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-0959590

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.05 Costs Associated with Exit or Disposal Activities

On February 24, 2009, PPL Corporation (“PPL” or the “Company”) issued a press release announcing that a cost reduction initiative has resulted in the elimination of approximately 200 management and staff positions across the Company’s U.S. operations, or approximately six percent of the Company’s non-union, U.S. workforce.  It is anticipated that separation of most of the affected employees will be completed by the end of February 2009.

As a result of the workforce reductions, the Company will take a one-time after-tax charge in the first quarter of 2009 of between $12 and $15 million, or $.03 to $.04 per share.  The costs to be incurred by PPL will consist primarily of enhanced pension and severance benefits under PPL’s Pension and Separation Policy.  PPL estimates that the workforce reductions will reduce pre-tax annual operating expenses by $20 to $25 million.

As part of the total workforce reduction, PPL Energy Supply, LLC will eliminate certain management and staff positions and record a one-time charge for the three months ended March 31, 2009.  The amount of that charge has not been determined, but will include an allocation of costs associated with the elimination of positions at PPL Services Corporation, the wholly owned subsidiary of PPL that provides shared services to PPL and its subsidiaries.

As part of the total workforce reduction, PPL Electric Utilities Corporation will eliminate certain management and staff positions and record a one-time charge for the three months ended March 31, 2009.  The amount of that charge has not been determined, but will include an allocation of costs associated with the elimination of positions at PPL Services Corporation.

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure

A copy of the press release referred to in Item 2.05 above is furnished as Exhibit 99.1 to this report.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	99.1 -	Press Release, dated February 24, 2009, announcing PPL workforce reductions.
Forward-looking statements: The Company’s expected costs and savings in connection with its workforce reduction are subject to certain assumptions and uncertainties, and actual costs and savings could differ materially from the Company’s current expectations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ J. Matt Simmons, Jr.
J. Matt Simmons, Jr. Vice President and Controller

PPL ENERGY SUPPLY, LLC

By:	/s/ J. Matt Simmons, Jr.
J. Matt Simmons, Jr. Vice President and Controller

PPL ELECTRIC UTILITIES CORPORATION

By:	/s/ J. Matt Simmons, Jr.
J. Matt Simmons, Jr. Vice President and Controller

Dated: February 24, 2009